Exhibit 5.8

November 5, 2009

Wendy’s/Arby’s Restaurants, LLC (the Company”)
1155 Perimeter Center West
Atlanta, Georgia 30338

Ladies and Gentlemen:

          We have acted as special counsel in the State of Alabama (the “State”) to RTM Alabama, LLC, an Alabama limited liability company, and RTM Gulf Coast, LLC, an Alabama limited liability company (each referred to herein as an “Alabama Guarantor” and sometimes collectively referred to herein as the “Alabama Guarantors”), both being indirect subsidiaries of the Company, in connection with the Registration Statement on Form S-4 (the “Registration Statement”) of the Company , the Alabama Guarantors, and the other subsidiaries of the Company named therein as guarantors (collectively, the “Subsidiary Guarantors”, and together with the Alabama Guarantors, the “Guarantors”), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”). The Registration Statement relates to the registration under the Act of the Company’s $565,000,000 aggregate principal amount of 10.00% Senior Notes due 2016 (the “Exchange Notes”) and the guarantees of the Exchange Notes by the Guarantors (the “Guarantees”).

          The Exchange Notes and the Guarantees are to be offered in exchange for the Company’s outstanding $565,000,000 aggregate principal amount of 10.00% Senior Notes due 2016 (the “Initial Notes”) and the guarantees of the Initial Notes by the Guarantors. The Exchange Notes and the Guarantees will be issued by the Company and the Guarantors in accordance with the terms of the Indenture, dated as of June 23, 2009, among the Company, the Guarantors, and U.S. Bank National Association, as trustee, as supplemented by the Supplemental Indenture, dated as of July 8, 2009 (the “Indenture”).

          We have been asked to deliver this opinion at the request of the Alabama Guarantors. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings accorded such terms in the Registration Statement.

          1.      Documents Reviewed. In rendering the opinions expressed below, we have examined executed facsimile or emailed copies of the following documents:

          (a)       the Registration Statement;

          (b)      the Indenture, including as an exhibit thereto the form of Exchange Note, included as Exhibits 4.1 and 4.3 to the Registration Statement; and

          (c)      the Registration Rights Agreement, dated as of June 23, 2009 (the “Registration Rights Agreement”), among the Company, the Guarantors and the initial purchasers named therein, included as Exhibit 4.2 to the Registration Statement;

          (d)      the Purchase Agreement, dated as of June 18, 2009, among Wendy’s/Arby’s Restaurants, LLC, the Guarantors party thereto and the initial purchasers named therein.

          (e)      as to the factual matters set forth therein only, the Omnibus Secretary’s Certificate of Certain Subsidiaries of Wendy’s/Arby’s Restaurants, LLC dated as of June 23, 2009 (the “Secretary’s Certificate”);

          (f)       the Articles of Organization for each of the Alabama Guarantors, certified as of October 23, 2009, by the Alabama Secretary of State with respect to the existence of each of the Alabama Guarantors (collectively, the “Articles of Organization”) and the operating agreements for the Alabama Guarantors (the “Operating Agreements”);

          (g)       the Certificates, dated October 23, 2009, for each of the Alabama Guarantors issued by the Alabama Secretary of State with respect to the existence of the Alabama Guarantors, and the Certificates, dated October 26, 2009, for each of the Alabama Guarantors issued by the Alabama Department of Revenue with respect to the good standing of the Alabama Guarantors (collectively, the “Certificates of Existence and Good Standing”); and

          (h)       as to the factual matters set forth therein only, the Certificate to Counsel dated as of October 26, 2009, from the incumbent Vice President -Corporate and Securities Counsel and Assistant Secretary of each of the Alabama Guarantors (such certificate, the “Opinion Certificate”).

          2.      Assumptions. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, emailed, faxed, or photostatic copies and the authenticity of the originals of such faxed, emailed, or photostatic documents. We have not reviewed any organizational documents of the Alabama Guarantors other than the Articles of Organization, the Operating Agreements, the Secretary’s Certificate, and the Certificates of Existence and Good Standing, and we assume that these organization documents are true, accurate, and complete in all material respects. We have also assumed that (i) each natural person executing any of the documents set forth in Section 1(a)-(d) above (hereinafter referred to as the “Opinion Documents”) is legally competent to do so, and (ii) the obligations of all parties to the Opinion Documents are legal, valid, and binding obligations of such parties, enforceable in accordance with their respective terms.

          3.      Opinions. Based on the foregoing, and subject to the conditions, limitations, assumptions, and qualifications stated herein, we are of the opinion that:

          (a)       Each of the Alabama Guarantors is a limited liability company duly organized, validly existing, and in good standing under the laws of the State and has the organizational power to execute, deliver and perform its obligations under the Registration Statement, the Indenture, the Registration Rights Agreement and the Guarantees.

          (b)       The Registration Statement, the Indenture, the Registration Rights Agreement, and the Purchase Agreement have been duly authorized, executed, and delivered by the Alabama Guarantors.

          (c)       The Guarantees endorsed on the Initial Notes by each of the Alabama Guarantors has been duly authorized, executed, and delivered by each such Guarantor and the Guarantees to be endorsed on the Exchange Notes by each of the Alabama Guarantors has been duly authorized by such Alabama Guarantor and, when issued, will have been duly executed and delivered by each such Guarantor.

          (d)       The execution, delivery, and performance of the Registration Agreement, the Indenture, the Purchase Agreement, and the Registration Rights Agreement by the Alabama Guarantors, and the issuance and sale of the Guarantees and compliance with the terms and provisions thereof by the Alabama Guarantors, will not result in a breach or violation of any of the terms and provisions of the Articles of Organization or the Operating Agreement of the Alabama Guarantors or any statute, rule, or regulation of the State, or to our knowledge, any order of any governmental agency or body or any court having jurisdiction over the Alabama Guarantors or any of their properties.

          (e)       No consent, approval, authorization, or order of, or filing with, any person (including any governmental agency or body or any court) is required in the State for the consummation by the Alabama Guarantors of the transactions contemplated by the Registration Statement, the Indenture and the Registration Rights Agreement in connection with the offering, issuance, and sale of the Exchange Notes and Guarantees by the Company and the Guarantors, except such as may be required under state securities laws.

          4.      Consent. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of the name of Burr & Forman LLP under the heading “Legal Matters” contained in the Prospectus included in the Registration Statement. We further consent to the reliance upon this letter by Paul, Weiss, Rifkind, Wharton & Garrison LLP for purposes of rendering its opinion filed as Exhibit 5.1 to the Registration Statement.

          5.      Qualifications and Limitations. The opinions set forth herein are also subject to the following qualifications and limitations:

          (a)       The opinions herein are limited to the laws of the State, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction. Unless specifically addressed in this opinion letter, the following matters, including their effects and the effects of noncompliance, are not covered by implication or otherwise in this opinion letter: (i) local laws, codes and ordinances; (ii) tax laws; (iii) state and federal securities laws and (iv) antitrust laws.

          (b)       By rendering our opinions, we do not undertake to advise you of any changes in law or facts which may occur after the date hereof.

Very truly yours,

                                   /s/ BURR & FORMAN LLP
                              BURR & FORMAN LLP